                                                                   EXHIBIT 99(J)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated August 11, 1999, relating to the financial statements and financial highlights of the Mercury HW Large Cap Value Fund, Mercury HW Mid-Cap Value Fund, Mercury HW Small Cap Value Fund, Mercury HW International Value Fund, Mercury HW Global Value Fund, Mercury HW Balanced Fund, Mercury Total Return Bond Fund, Mercury Low Duration Fund and Mercury Short-Term Investment Fund (nine of the ten portfolios of the Mercury HW Funds, previously known as the Equity Income Fund, the Mid-Cap Fund, the Small Cap Fund, the International Fund, the Global Equity Fund, the Balanced Fund, the Total Return Bond Fund, the Low Duration Fund and the Short-Term Investment Fund, respectively, nine of the ten portfolios of the Hotchkis and Wiley Funds), which appear in such Registration Statement. We also consent to the references to us under the headings "General Information - Independent Auditors" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
July 28, 2000

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated August 11, 1999, relating to the financial statements and financial highlights of the Mercury HW Equity Fund for Insurance Companies (one of the ten portfolios of the Mercury HW Funds, previously known as Equity Fund for Insurance Companies, one of the ten portfolios of the Hotchkis and Wiley Funds), which appear in such Registration Statement. We also consent to the references to us under the headings "General Information - Independent Auditors" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
July 28, 2000